Exhibit 10.1

EMPLOYMENT AGREEMENT

Employment Agreement, dated as of March 29, 2007 (this "Agreement"), by and between Timothy Leathers, a resident of the State of Florida located at Tequesta, Florida (the "Executive"), and Sun American Bank, a Florida corporation (the "Company").

R E C I T A L S :

The Company is desirous of employing the Executive, and the Executive desires to be employed by the Company, upon the terms and provisions, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Employment; Term.  The Company shall employ the Executive, and the Executive shall accept employment by the Company, upon the terms and provisions, and subject to the conditions, of this Agreement.  The term of the Executive's employment hereunder shall commence on and as of the date hereof on terms and conditions reasonably satisfactory to the Executive (the "Employment Date").  The term of the Executive's employment hereunder shall commence on the Employment Date and terminate on the first (1st) anniversary of the Employment Date (as the same may be extended by the parties by mutual agreement or terminated earlier as provided in this Agreement, the "Employment Term").

2.

Position and Duties.

(a)

The Company shall employ the Executive, and the Executive shall serve, as the Regional President (North Palm Beach & Martin Counties).  The Executive shall be responsible for the duties outlined on Schedule 1 hereof, subject to the ultimate authority of the Board of Directors of the Company.  The Executive shall have such additional responsibilities or duties with respect to the Company and its subsidiaries, and their respective operations, as may be determined and assigned to the Executive by the Chief Executive Officer of the Company.

(b)

Nothing in this Agreement shall prohibit the Executive from serving as an officer or director of any entity or business enterprise, or otherwise participating in educational, welfare, social, religious and civic organizations; provided, however, that during the Employment Term, the Executive shall not serve as a director or officer of any entity or business enterprise which engages in a business that competes directly with the Business.

(c)

Nothing in this Agreement shall prohibit the Executive from making any investments in the securities of any entity or business enterprise; provided, however, that during the Employment Term, the Executive shall not make any investments (other than "passive investments" as defined below) in the securities of any entity or business enterprise which engages in a business that competes directly with the business of the Company (the “Business”).  An investment shall be considered a "passive investment" to the extent that such securities (i) are actively traded on a United States national securities exchange, the OTC Bulletin Board or on any foreign securities exchange, and (ii) represent, at the time such investment is made, less than five percent (5%) of the aggregate voting power of such entity or business enterprise.

3.

Base Salary; Signing Bonus; Common Stock Bonus; Sale Bonus; Performance Bonus.

(a)

During the Employment Term, the Company shall pay to the Executive an annual salary of One Hundred and Fifty Thousand dollars and no cents (US $150,000), ( the "Base Salary").  The Base Salary shall be payable in equal bi-weekly installments during any year of the Employment Term; provided, however, that such payments shall be subject to withholding for applicable taxes and any other amounts generally withheld from compensation paid to salaried senior executives of the Company.

(b)

Following the end of each fiscal year of the Company during the Employment Term, the Executive shall receive a fiscal year end bonus as set forth in Schedule 2 hereto; provided however that such bonus be not less than $30,000 (the "Performance Bonus").  The Company shall pay to the Executive the Performance Bonus if the Company attains the financial performance targets for such fiscal year as set forth on the Schedule 2 hereto.  The Performance Bonus, if earned, shall be paid by the Company to the Executive within thirty (30) days following the completion of the audited financial statements of the Company for the prior fiscal year.

(c)

During the Employment Period the Executive shall have exclusive use of a 2005 Volvo S80 or comparable vehicle.

(d)

As soon as practical after the Employment Date, the Sun American Bancorp Compensation Committee shall have a meeting to approve an option grant to the Executive for the purchase of 35,000 shares of the common stock of Sun American Bancorp for an exercise price equal to the fair market value as of the date the Sun American Bancorp Compensation Committee acts.  All other terms and conditions of the option agreement shall be in accordance with the terms and conditions of the standard option agreement issued by Sun American Bancorp pursuant to its 2005 Stock Option Plan.

4.

Expense Allowance; Business Expenses.

(a)

The Company shall reimburse the Executive for all necessary and reasonable expenses actually incurred or paid by the Executive during the Employment Term in connection with the performance of the Executive's duties and obligations to the Company in accordance with this Agreement, in accordance with the Company's policies from time to time in effect.

5.

Benefits; Indemnification and D&O Insurance.

(a)

During the Employment Term, the Executive may (subject to applicable eligibility requirements) participate in such insurance and health and medical benefits as are generally made available to the senior executives of the Company pursuant to such plans as are from time to time maintained by the Company; provided, however, that the Company shall implement and maintain a health and medical plan as soon after the Employment Date as is reasonably practical and maintain such throughout the Employment Term.  The Executive acknowledges that his participation in any benefit plan may require the Executive's co-payment of a periodic premium as a deduction from his salary.

(b)

During each full year of the Employment Term, the Executive shall be entitled to 4 weeks of vacation.  The Executive shall take vacation at such time or times as the Executive desires based upon the then current business needs and activities of the Company.

6.

Covenant Not to Solicit.

(a)

The Executive shall not, during the Employment Term and the twelve (12) month period following end of the Employment Term (the "Restriction Period"), directly or indirectly, solicit, entice, persuade, induce or cause any employee, officer, manager, director, consultant, agent or independent contractor of the Company to terminate his, her or its employment, consultancy or other engagement by the Company to become employed by or engaged by any individual, entity, corporation, partnership, association, or other organization (collectively, "Person") other than the Company, or approach any such employee, officer, manager, director, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any of such actions by any Person.

(b)

The Executive shall not, during the Restriction Period, directly or indirectly, solicit, entice, persuade, induce or cause:

(i)

any Person who is a customer of the Company at any time during the Restriction Period; or

(ii)

any lessee, vendor or supplier to, or any other Person who had or has a business relationship with, the Company at any time during the Restriction Period;

(the Persons referred to in items (i) and (ii) above, collectively, the "Prohibited Persons") to enter into a business relationship with any other Person for the same or similar services, activities or goods that any such Prohibited Person purchased from, was engaged in with or provided to, the Company or to reduce or terminate such Prohibited Person's business relationship with the Company; and the Executive shall not, directly or indirectly, approach any such Prohibited Person for any such purpose, or authorize or assist in the taking of any of such actions by any Person.

(c)

For purposes of this Section 6, the terms "employee", "consultant", "agent", and "independent contractor" shall include any Persons with such status at any time during the one (1) month preceding any solicitation in question.

7.

Non-Competition.  Except as otherwise provided in this Agreement, during the Employment Term and during the Restriction Period, the Executive shall not, anywhere within Palm Beach County, Martin County, Broward County and Miami Dade County (collectively the “Restricted Territory”), directly or indirectly, alone or in association with any other Person, directly or indirectly, (i) acquire, or own in any manner, any interest in any Person that engages in the Business or that engages in any business, activity or enterprise that competes with any aspect of the Business, or (ii) be interested in (whether as an owner, director, officer, partner, member, lender, shareholder, vendor, consultant, employee, advisor, agent, independent contractor or otherwise), or otherwise participate in the management or operation of, any Person that engages in any business, activity or enterprise that competes with any aspect of the Business.

8.

Protection of Confidential Information.

(a)

The Executive acknowledges that prior to the date hereof the Executive has had access to, and during the course of the Executive's employment hereunder will have access to, significant Confidential Information (as hereinafter defined).  During the Restriction Period, (i) the Executive shall maintain all Confidential Information in strict confidence and shall not disclose any Confidential Information to any other Person, except as necessary in connection with the performance of the Executive's duties and obligations under this Agreement, and (ii) the Executive shall not use any Confidential Information for any purpose whatsoever except in connection with the performance of the Executive's duties and obligations under this Agreement.

(b)

"Confidential Information" shall mean any and all information pertaining to the Company and the Business, whether such information is in written form or communicated orally, visually or otherwise, that is proprietary, non-public or relates to any trade secret, including, but not limited to, customer data, branch data, sales and marketing information, business and marketing strategies, loan data, loan and deposit account information, files, loan products, deposit account products, business secrets and business techniques.  Notwithstanding the foregoing, "Confidential Information" shall not include information that (i) is or becomes generally available to, or known by, the public through no fault of the Executive, or (ii) is independently acquired or developed by the Executive outside the scope of is employment.

9.

Certain Additional Agreements.

(a)

The Executive agrees that it is a legitimate interest of the Company and reasonable and necessary for the protection of the goodwill and business of the Company, which are valuable to the Company, that the Executive make the covenants contained in Section 6, Section 7 and Section 8 of this Agreement.

(b)

The parties acknowledge that (i) the type and periods of restriction imposed in the provisions of Section 6, Section 7 and Section 8 of this Agreement are fair and reasonable and are reasonably required to protect and maintain the proprietary and other legitimate business interests of the Company, as well as the goodwill associated with the Business conducted by the Company, (ii) the Business conducted by the Company extends throughout the Restricted Territory, and (iii) the time, scope, geographic area and other provisions of Section 6, Section 7 and Section 8 of this Agreement have been specifically negotiated by sophisticated commercial parties represented by experienced legal counsel.

(c)

In the event that any covenant contained in this Agreement, including, without limitation, any covenant contained in Section 6, Section 7, or Section 8 of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, (i) such covenant shall be interpreted to extend over the maximum period of time for which it may be legal, valid and enforceable, as applicable, and/or over the maximum geographical area as to which it may be legal, valid and enforceable, as applicable, and/or to the maximum extent in all other respects as to which it may be legal, valid and enforceable, as applicable, all as determined by such court making such determination, and (ii) in its reduced form, such covenant shall then be legal, valid and enforceable, as applicable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made.  It is the intention of the parties that such covenants shall be enforceable to the maximum extent permitted by applicable law.

10.

Specific Performance.  The Executive acknowledges that any breach or threatened breach of the covenants contained in Section 6, Section 7, Section 8 and Section 9 of this Agreement will cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach or threatened breach will be inadequate.  Accordingly, the Executive agrees that the Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages as either of them can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach of any of Section 6, Section 7, Section 8 and Section 9 of this Agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law or irreparable harm.

11.

Termination.

(a)

In the event of the termination of the Executive during the Employment Term for any reason, except as set forth in Section 11(b), the Executive's employment hereunder shall automatically terminate as of the date of termination; provided, however, that the Executive or his estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay the Executive or his estate or legal representative, as the case may be, (i) the Base Salary owing to the Executive hereunder through the date of termination and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof, through the date of termination.  The Executive or his estate or legal representative, as the case may be, shall be entitled to no further payment upon such termination.

(b)

In the event of the termination of the Executive during the Employment Term (i) by the Company without Cause (as defined below) or (ii) by the Executive for Good

Reason (as defined below), the Executive's employment hereunder shall automatically terminate as of the date of termination; provided, however, that the Executive or his estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay the Executive or his estate or legal representative, as the case may be, (i) the Base Salary owing to the Executive hereunder through the date of termination; (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 4 hereof, through the date of termination; and (iii) severance equal to the remaining Base Salary that would have otherwise been due the Executive through the end of the Employment Term had there been no early termination.  The Executive or his estate or legal representative, as the case may be, shall be entitled to no further payment upon such termination.

For purposes of this Agreement, “Cause” shall mean that Executive shall have committed:

(i)

an intentional act of fraud, embezzlement or theft in connection with his duties with, or in the course of his employment with, the Company, or been convicted of a felony or other crime involving moral turpitude;

(ii)

intentional wrongful damage to or misappropriation of property of the Company;

(iii)

an intentional or grossly negligent refusal or failure to perform Executive's duties, or to carry out the reasonable directions of the Company’s Chief Executive Officer (other than on account of illness or other physical or mental disability), which refusal or failure is not remedied within the 10 calendar days after receipt by the Executive of written notice from the Company thereof; or

(iv)

a material breach of any of the provisions of this Agreement applicable to Executive, which breach is not remedied within the 10 calendar days after receipt by the Executive of written notice from the Company of such breach;

and in any case any such act or failure to act shall be determined by the Chief Executive Officer of the Company to have been materially harmful to the Company.  For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" unless done, or omitted to be done, by the Executive not in good faith and without a reasonable belief that his action or omission was in the best interests of the Company, as determined by the Board of Directors of the Company in its sole but reasonable discretion.

For purposes of this Agreement, “Good Reason” shall mean any of the following events:

(i)

a significant and material adverse change in the nature or scope of Employee's duties and responsibilities or other working conditions with Employer,

(ii)

a failure by the Employer to make timely payment to the Employee of any amounts to which he is entitled hereunder or to otherwise provide Employee with any of the benefits to which he is entitled hereunder on the terms provided herein or any other breach of the covenants contained herein, any of which is not remedied within 10 calendar days after receipt by the Employer of written notice from the Employee of Employee's objection to such change, failure, reduction or breach, as the case may be;

(iii)

an ordered relocation of Executive to an area more than fifty (50) miles from the place where the Executive’s office is situated on the date hereof without Executive's prior written consent (which consent may be withheld for any reason); or

(iv)

the liquidation, dissolution, merger, consolidation or reorganization of Employer or transfer of a significant amount of the business and/or assets of the Employer to another party, unless the successor or successors (by liquidation, dissolution, merger, consolidation, reorganization or otherwise) or other transferee or transferees to which all or substantially all of such business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Employer to Employee hereunder by an instrument in writing reasonably satisfactory in form and in substance to the Employee.

12.

Miscellaneous.

(a)

Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows:  (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's facsimile machine).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12(a)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company, to:

Sun American Bank.

Attn: Robert Nichols

1200 N. Federal Highway.

Suite 111

Boca Raton, FL 33432

with a copy to:

Blank, Rome, LLP

Attn: Bruce C. Rosetto, Esq.
1200 Federal Highway
Suite 417
Boca Raton, Florida 33432

If to the Executive, to:

Timothy L. Leathers

5343 SE Acadia terrace

Hobe Sound, Florida 33455

or to such other address as any party may specify by notice given to the other party in accordance with this Section 12(a).

(b)

Amendment.  This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

(c)

Entire Agreement.  This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

(d)

Waiver.  Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given.  No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section 12(a).  No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

13.

Governing Law; Jurisdiction.

(a)

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction.

(b)

Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of Florida located in Palm Beach County and the federal district court for the Southern District of Florida located in Palm Beach County with respect to any suit, action or proceeding arising out of or relating to this Agreement, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 13(a) hereof.  Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

14.

Binding Effect, No Assignment, etc.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, estate, successors and permitted assigns.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, and any attempt to do so shall be void and of no force and effect, except (i) assignments and transfers by operation of law and (ii) that the Company may assign any or all of its respective rights, interests and obligations hereunder to any purchaser of a majority of the issued and outstanding capital stock of the Company or a substantial part of the assets of the Company.

15.

Third Parties.  Nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto (or persons set forth in Section 14), any rights, privileges or remedies under or by reason of this Agreement.

16.

Headings.  The section headings contained in this Agreement  are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement.  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.  References to the singular shall include the plural and vice versa.

17.

Counterparts.  This Agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document.  This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SUN AMERICAN BANK

By:	/s/ Michael E. Golden
Name: Michael E. Golden
Title: President and Chief Executive Officer

EXECUTIVE

By:	/s/ Timothy L Leathers
Timothy L. Leathers

SCHEDULE 1

JOB DUTIES

Regional President (North Palm Beach & Martin Counties)

-

General administrative and management oversight of branches in the Northern Region (including PGA, Stuart and Tequesta branches).

-

Overall responsibility for growth of branch deposits in Northern region.

-

Overall responsibility for growth of commercial and consumer in Northern region.

-

Daily supervision of staff in the Northern region.

-

Oversee recruitment of new staff for the Northern region to ensure appropriate skill sets and business continuity.

-

Completion of Special Projects as assigned by the CEO of the Company.

SCHEDULE 2

PERFORMANCE BONUS

The Executive shall receive a performance based bonus of not be less than $30,000 (the "Performance Bonus"), at the end of their first contract year that the Executive is employed by the Company, with such bonus amount  to be determined by the Compensation Committee of the Company, in consultation with the Chief Executive Officer, in accordance with the terms and conditions of the Company’s Bonus Plan.  The Company shall pay to the Executive the Performance Bonus if the Company attains the financial performance targets for such fiscal year for which this Agreement relates as determined by the Compensation Committee of the Company.